Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
RXi Pharmaceuticals Corporation
Worcester, MA
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 filed by RXi Pharmaceuticals Corporation (the “Company”) on May 21, 2010 of our report dated March 31, 2010, relating to the financial statements of the Company appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
Boston, MA
May 21, 2010